UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                   FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 2, 2007


                             FIRST BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


       Missouri                    000-22842                   43-1654695
----------------------------      ----------                ---------------
(State or other jurisdiction     (Commission               (I.R.S. Employer
of incorporation)                File number)             Identification No.)


142 East First Street, Mountain Grove, Missouri                   65711
-----------------------------------------------             ---------------
(Address of principal executive office)                         (Zip code)


Registrant's telephone number, including are code:          (417) 926-5151
                                                           ----------------

                                      NA
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

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Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition

On February 2, 2007, First Bancshares, Inc. issued a news release announcing earnings for the quarter ended December 31, 2006. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein, by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

       c) Exhibits.

          99.1 Press Release of First Bancshares, Inc., dated February 2,
          2007.


                                       1


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 2, 2007               First Bancshares, Inc.



                                     /s/ Ronald J. Walters
                                     ----------------------------------------
                                     Senior Vice President and Chief Financial
                                      Officer
                                    (Principal Financial and Accounting
                                      Officer)

                                        2

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                                 Exhibit Index
                                 -------------

Exhibit
Number                       Description of Exhibit
-------                      ----------------------

99.1         Press Release of First Bancshares, Inc. dated February 2, 2007


                                         3

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
    FIRST BANCSHARES, INC. ANNOUNCES SECOND QUARTER FISCAL 2007 RESULTS

Mountain Grove, Missouri (February 2, 2007)   First Bancshares, Inc. (NASDAQ -
FstBksh : FBSI), the holding company for First Home Savings Bank ("Bank"), today announced earnings for the second quarter of its fiscal year ending June 30, 2007.

For the quarter ended December 31, 2006, the Company had net income of $1,000,
or less than one cent per share   basic, compared to net income of $160,000,
or $0.10 per share   basic for the comparable period in 2005.  Net income for
the six-month period ended December 31, 2006 was $73,000, or $0.05 per share basic, compared to $118,000, or $0.08 per share basic for the six month period ended December 31, 2005. The reduction in net income for both the quarter and six-month periods ended December 31, 2006 when compared to the prior year is attributable to a reduction in net interest income, and increases in compensation and benefits expense, occupancy expense and professional fees. These items were partially offset by an increase in non-operating income and a slight decrease in other operating expenses.

Total consolidated assets at December 31, 2006 were $237.0 million, compared to $228.4 million at June 30, 2006, representing an increase of $8.6 million, or 3.7%. Stockholders' equity at December 31, 2006 was $26.5 million, or 11.2% of assets, compared with $26.3 million, or 11.5% of assets, at June 30, 2006. Book value per common share increased to $17.07 at December 31, 2006 from $16.93 at June 30, 2006. The increase in equity was primarily attributable to the change in accumulated other comprehensive income to a positive $16,000 from a negative $208,000. The change in accumulated other comprehensive income relates to the change in the market value of available-for-sale securities.

Net loans increased $14.8 million, or 10.4%, to $156.8 million at December 31, 2006 from $142.0 million at June 30, 2006. Deposits increased $5.4 million, or 3.0%, to $184.6 million at December 31, 2006 from $179.1 million at June 30, 2006.

The Company currently has a stock repurchase plan in place. The plan, authorizing the repurchase of up to 164,336 shares, has been in effect since May 28, 2004. Through December 31, 2006, 94,518 shares had been repurchased under that plan at a cost of $1,950,000 at an average cost of $20.63 per share. There were no purchases during the quarter ended December 31, 2006.

First Bancshares, Inc. is the holding company for First Home Savings Bank, a FDIC-insured savings bank chartered by the State of Missouri that conducts business from its home office in Mountain Grove, Missouri and ten full service offices in Marshfield, Ava, Gainesville, Sparta, Springfield, Theodosia, Crane, Galena, Kissee Mills and Rockaway Beach, Missouri.

The Company and its wholly-owned subsidiaries, First Home Savings Bank and SCMG, Inc. may from time to time make written or oral "forward-looking statements," including statements contained in its filings with the Securities and Exchange Commission, in its reports to stockholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, expectations, estimates and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company's control. Such statements address the following subjects: future operating results; customer growth and retention; loan and other product demand; earnings growth and expectations; new products and services; credit quality and adequacy of reserves; technology, and our employees. The following factors, among others, could cause the Company's financial performance to differ materially from the expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; inflation, interest rate, market, and monetary fluctuations; the timely development and acceptance of new products and services of the Company and the perceived overall value of these products and services by users; the impact of changes in financial services' laws and regulations; technological changes; acquisitions; changes in consumer spending and savings habits; and the success of the Company at managing and collecting assets of borrowers in default and managing the risks of the foregoing.

The foregoing list of factors is not exclusive. Additional discussion of factors affecting the Company's business and prospects is contained in the Company's periodic filing with the SEC. The Company does not undertake, and expressly disclaims any intent or obligation, to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Contact:  Daniel P. Katzfey, President and Chief Executive Officer
         (417) 926-5151

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                    First Bancshares, Inc. and Subsidiaries
                             Financial Highlights
                   (In thousands, except per share amounts)

                                        Quarter              Six Months
                                   Ended December 31,     Ended December 31,
                               ----------------------   --------------------
                                   2006         2005      2006         2005
                               ----------   ---------   --------   ---------
Operating Data:

Total interest income          $  3,417     $   3,220    $ 6,644    $  6,491

Total interest expense            1,807         1,508      3,434       2,838
                               ----------   ---------   --------   ---------
Net interest income               1,610         1,712      3,210       3,653

Provision for loan losses           130            44        240         837
                               ----------   ---------   --------   ---------
Net interest income after provision

    for loan losses               1,480         1,668      2,970       2,816

Non-interest income                 636           598      1,228       1,109

Non-interest expense              2,126         2,015      4,105       3,853
                               ----------   ---------   --------   ---------
Income (loss) before income tax     (10)          251         93          72

Income tax expense (benefit)        (11)           91         20         (46)
                               ----------   ---------   --------   ---------
Net income                     $      1     $     160    $    73    $    118
                               ==========   =========   ========   =========

Net income per share-basic     $   0.00     $    0.10    $  0.05    $   0.08
                               ==========   =========   ========   =========
Net income per share-diluted   $   0.00     $    0.10    $  0.05    $   0.08
                               ==========   =========   ========   =========


                                   At            At
                              December 31,    June 30,
Financial Condition Data:         2006          2006
                             --------------  ----------

Total assets                 $   236,957    $ 228,395

Loans receivable, net            156,765      141,987

Non-performing assets              1,272        1,341

Cash and cash equivalents,

 including interest-bearing

 deposits                         18,871       23,474

Investment securities             42,270       43,921

Customer deposits                184,558      179,141

Borrowed funds                    25,276       22,000

Stockholders' equity              26,494       26,291

Book value per share               17.07        16.93

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